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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Number 33-80615 on Form S-8 of BENCHMARQ Microelectronics, Inc., and in the related Prospectus of our report dated January 27, 1997 (except for Note 10, as to which the date is February 18, 1997), with respect to the financial statements and schedule of BENCHMARQ Microelectronics, Inc., included in the annual report on Form 10-K for the year ended December 31, 1996.


                                                        Ernst & Young LLP

Dallas, Texas
February 24, 1997